News Release
Investor Contact:
Kory Arthur
+1 603.766.7401
karthur@spragueenergy.com

Sprague Resources LP Announces a revised record date and payment date for the Cash Distribution of the First Quarter of 2018
Portsmouth, NH (May 2, 2018) - Sprague Resources LP (“Sprague”) (NYSE: SRLP) announced today that the record date and payment date for the distribution of $0.6525 per unit has been revised to May 14, 2018 and May 18, 2018, respectively, due to an administrative error.

About Sprague Resources LP
Sprague Resources LP is engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. The company also provides storage and handling services for a broad range of materials. More information concerning Sprague can be found at www.spragueenergy.com.
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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Sprague’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sprague’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
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